Exhibit 99.1

B2 Digital Expands LIVE Events Strategy with New “Combat Sports Friday Nights” Featuring Top Former B2FS Stars

TAMPA, FL, August 2, 2022 (GLOBE NEWSWIRE) – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that, starting this weekend (Friday, August 5), the B2 Fighting Series (B2FS) LIVE Event weekend schedule will feature Combat Sports events on both Friday and Saturday: Going forward, every event weekend will kick off on Friday night with a special showcase of top fighting talent engaged in Professional Grappling, Kickboxing, and/or Boxing. That will be followed by a full B2FS MMA Fight Night event on Saturday night.

“Adding Combat Sports Friday Nights gives the fans something they want while roughly doubling the number of revenue-producing events we have each quarter despite having a minor impact on our costs – our fixed cost structure for any weekend B2FS event doesn’t change much whether we sell tickets for both Friday night and Saturday night or just for Saturday night,” noted Greg P. Bell, Chairman and CEO of B2 Digital. “It also gives us a great excuse to showcase some of the best talent that ever stepped into a B2 cage: our graduates. The best B2FS fighters eventually get called up to the big leagues to fight under the brightest lights in the sport. These Friday night events will offer them the chance to come back and thrill B2 fans once again.”

Management anticipates this new Live Event weekend schedule will carry advantages for both top- and bottom-line performance. The major costs involved in staging a new event have to do with traveling, transporting equipment, venue operations, equipment setup, and local marketing. These costs are relatively stable whether the company sells tickets for two nights of events or just one.

This model will also give the Company more content to monetize through other channels while nearly doubling the number of revenue-producing days over any given fiscal period.

In addition, the Company will be very excited to welcome many former B2FS superstars back under the B2 Fighting Series lights for these Combat Sports Friday night events. Some have already agreed to take part.

Bell continued, “As we exit the Gym and Fitness business to focus entirely on our LIVE Event strategy, the addition of star-studded combat sports events on Friday nights will help to drive accelerating revenue growth and to build out our fanbase by diversifying into Grappling, Kickboxing, and Boxing. At the same time, we should see improving margins on a per-Event-weekend basis and overall. Finally, we are in the process of developing some new and exciting ways to monetize the sharp jump in our base of produced combat sports content coming our way, and we will have more details related to this soon.”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

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